Coopers                                           Coopers & Lybrand L.L.P.
& Lybrand                                         a professional services firm



                       Consent of Independent Accountants
                       ----------------------------------

We consent to the inclusion in this registration statement on Form S-4 (File No. 333-41281) of our report dated October 9, 1997 except for Note 11 for which the date is October 16, 1997, on our audits of the consolidated financial statements of CDI Group, Inc. and Subsidiary.


                                         /s/ Coopers & Lybrand L.L.P.


Parsippany, New Jersey
February 5, 1998